Exhibit 99.1

ANCESTRY.COM LLC REPORTS FIRST QUARTER 2014 FINANCIAL RESULTS

– Q1 Non-GAAP Revenues $153.6 million, Up 14% Year-Over-Year –

PROVO, Utah, April 30, 2014 – Ancestry.com LLC, the world’s largest online family history resource, reported financial results today for the first quarter ended March 31, 2014.

“We had a solid first quarter financially, highlighted by the momentum from our AncestryDNA product, which is starting to have a positive impact on our revenue,” said Tim Sullivan, Chief Executive Officer of Ancestry.com. “We are confident in our positioning for the long-term as we continue to invest in talent, technology and product enhancements that we believe will broaden the appeal of our service to new generations of users in existing and new markets.”

First Quarter 2014 Financial Highlights

•	Total revenues and non–GAAP revenues[1] for the first quarter 2014 were each $153.6 million. Non-GAAP revenues increased 13.8% from $135.0 million in the first quarter of 2013 driven by growth in revenues from the Company’s core Ancestry.com branded websites, AncestryDNA, and Archives.com.

•	Net loss for the first quarter of 2014 was $(2.4) million compared to net loss of $(21.4) million in the first quarter of 2013.

•	Adjusted EBITDA[2] for the first quarter of 2014 was $49.0 million, unchanged from $49.0 million in the first quarter of 2013. Adjusted EBITDA for the three months ended March 31, 2014 includes $0.9 million of professional service fees related to litigation and costs associated with the return of capital transaction declared in February 2014 by our parent. For the three months ended March 31, 2013, adjusted EBITDA includes $1.1 million of professional services related to litigation and costs associated with reorganizing our corporate structure.

•	Free cash flow[3] totaled $32.2 million for the first quarter of 2014, compared to $50.7 million for first quarter of 2013.

•	Cash and cash equivalents totaled $121.5 million as of March 31, 2014.

•	Obligations under long-term debt[4] totaled $912.7 million as of March 31, 2014.

Ancestry.com Updates

•	Subscribers – Subscribers of Ancestry.com websites totaled approximately 2,161,000 as of March 31, 2014, compared to 2,140,000 as of year end 2013.

•	Content - The Company added more than one billion new records during the quarter. New records include the first wave of collections made available through our collaboration with FamilySearch. When fully published in the second quarter, these collections will provide more than 1 billion digitized and indexed records containing birth, marriage, death, census and church records from 67 countries. Other new collections added in Q1 included:

•	New York City Vital Records Index (1866-1948) – 10.6 million records

•	Fremantle, Western Australia, Passenger Lists (1897-1963) – 3.6 million records

•	Massachusetts State Census (1855 and 1865) – 2.4 million records

•	England & Wales, Prerogative Court of Canterbury Wills (1384-1858) – 1.0 million records

[1]	Non-GAAP revenues are defined as the revenues that would have been recognized, except for the write-down of deferred revenue to fair value as a result of the application of purchase accounting for the acquisition of Ancestry.com Inc. by a company controlled by Permira funds and co-investors (the “Transaction”).
[2]	Adjusted EBITDA is defined as net income (loss) plus non-cash adjustments to revenue from purchase accounting, interest expense, net; other (income) expense; income tax expense (benefit); and non-cash charges including depreciation, amortization, and stock-based compensation expense.
[3]	Free cash flow subtracts from adjusted EBITDA capitalization of content databases, purchases of property and equipment and cash received (paid) for income taxes and interest.
[4]	This amount does not include $400.0 million in senior unsecured PIK notes issued by our parent company, Ancestry.com Holdings LLC. While not required, Ancestry.com LLC intends to make dividends to its parent in order to fund cash interest payments of these notes.

•	Updated Search Experience – The Company consolidated the search experience into one simple interface for users and introduced new features like search sliders that quickly modify results or the “category + exact” mode, to help customers improve their search experience overall.

AncestryDNA Highlights

•	Database – Surpassed 400,000 database sample mark in Q2 2014 (cumulative since May 2012).

•	Hints – Improved the DNA hints system to show where a common ancestor is shared among a customer’s DNA matches. Overall, AncestryDNA has found 2.7 million DNA hints based on the current trees that are linked to DNA results and this number will grow as more people take the test.

•	Sharing – Launched a feature that allows DNA customers to share their ethnicity results with family and friends via email.

•	Region Descriptions – Updated region descriptions to better tell the story behind how each region’s history and culture support the genetic uniqueness identified for the region. Each region now includes photos and maps to visually communicate the message.

•	Spit Kit – Created a new DNA collection kit that includes a new mechanism for gathering the saliva sample, new instructions and packaging, and required updates to the DNA activation flow and lab procedures. The new spit kit also increases the success rate of the testing process.

International Highlights

•	Launch of iOS and Android app in Spanish to serve Mexico. Mexican customers will now be able build their family trees in Spanish and purchase a World Deluxe subscription in-app through the iTunes and Google stores. The mobile app is the first foray for Ancestry into Mexico, with a full ancestry.mx site soon to follow.

Archives Highlights

•	New Features – Launched new “Found a Match” feature to provide a way for users to keep track of the hints that might be the ancestor they are looking for. Now users can label results as “Found it,” “Maybe,” or “Not it.” Also, launched new “Show More” feature with census records the enables users to scan through the records more efficiently see who else is in the household to determine if they found the right person.

•	New Content – Launched eight new vital records collections, with more than 10 million records in total. Included in this release are Georgia Births and Christenings, Idaho Deaths and Burials, Idaho Select Marriages, Indiana Births and Christenings, Indiana Marriage Index, Iowa Select Deaths and Burials, Iowa Select Marriages, and Montana Marriage Index.

Find A Grave Highlights

•	Find A Grave has reached a total of 114 million memorials and 90 million photos. In March, Ancestry launched the Find A Grave iOS app to help users on-the-go find grave memorials and cemetery information, add new memorials, take headstone photos, and make photo requests from the Find A Grave community.

Conference Call & Webcast

Ancestry.com will host a conference call today at 3:00 p.m. MT (5:00 p.m. ET). Participants can access the conference call by dialing (719) 457-1035 approximately ten minutes prior to the start time.

Use of Non-GAAP Measures

The Company believes that non-GAAP revenues, adjusted EBITDA and free cash flow are useful measures of operating performance because they exclude items that the Company does not consider indicative of its core performance. Non-GAAP revenues are calculated by adding the effects of non-cash adjustments to revenue from purchase accounting for the Transaction. In the case of adjusted EBITDA, net income (loss) is adjusted for such expenses as non-cash adjustments to revenue from purchase accounting, interest expense, net; other (income) expense, net; income tax expense (benefit); and non-cash charges including depreciation, amortization and stock-based compensation expense. Free cash flow subtracts from adjusted EBITDA the capitalization of content databases, purchases of property and equipment and cash received (paid) for income taxes and interest. However, these non-GAAP measures should be considered in addition to, not as a substitute for or superior to, total revenues, net income (loss) and net cash provided by operating activities, or other financial measures prepared in accordance with GAAP. A reconciliation to the GAAP equivalents of these non-GAAP measures is contained in tabular form on the attached unaudited summary financial statements.

The Company uses non-GAAP revenues, adjusted EBITDA and free cash flow as measures of operating performance; for planning purposes, including the preparation of the annual operating budget; to allocate resources to enhance the financial performance of its business; to evaluate the effectiveness of its business strategies; and in communications with its operating committee concerning its financial performance. The Company also uses non-GAAP revenues and adjusted EBITDA as factors when determining the incentive compensation pool.

About Ancestry.com

Ancestry.com is the world’s largest online family history resource with approximately 2.7 million paying subscribers across all its websites. More than 13 billion records have been added to the Ancestry.com sites and users have created more than 60 million family trees containing more than 6 billion profiles. In addition to its flagship site www.ancestry.com, the company operates several global Ancestry international websites along with a suite of online family history brands, including Archives.com, Fold3.com, Newspapers.com, and offers the AncestryDNA product, sold by its subsidiary, Ancestry.com DNA, LLC, all of which are designed to empower people to discover, preserve and share their family history.

Forward-Looking Statements

This press release contains forward-looking statements. These statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, levels of activity, performance or achievements to be materially different from those anticipated in these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “appears,” “may,” “designed,” “expect,” “intend,” “focus,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “should,” “continue” or “work” or the negative of these terms or other comparable terminology. These statements include statements describing the Company’s subscriber base, future earnings, growth outlook and financial and operating performance, its business outlook, its leadership position and its opportunities and prospects for growth, including growth in revenues, adjusted EBITDA and number of subscribers. These forward-looking statements are based on information available to the Company as of the date of this press release. Forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. Such risks and uncertainties include a variety of factors, some of which are beyond the Company’s control. In particular, such risks and uncertainties include the Company’s continued ability to attract and retain subscribers; continued service outages or a significant disruption in service on its websites; its continued ability to acquire content and make it available online; its ability to add tools and features and provide value to satisfy customer demand; difficulties encountered in integrating acquired businesses and retaining customers; the timing and amount of investments in the Company’s DNA service; market conditions; the Company’s substantial debt obligations as a result of the acquisition of the Company by a company controlled by the Permira funds and co-investors; its intention to pay dividends to its parent; the availability of cash and credit; the adverse impact of competitive product announcements; failure to achieve anticipated revenues, adjusted EBITDA and operating performance; changes in overall economic conditions; the loss of key employees; competitors’ actions; pricing and gross margin pressures; inability to control costs and expenses; and significant litigation. Information concerning additional factors that could cause events or results to differ materially from those projected in the forward-looking statements is contained under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2013, which was filed with the Securities and Exchange Commission on February 28, 2014, and in discussions in other of our Securities and Exchange Commission filings.

These forward-looking statements should not be relied upon as representing our views as of any subsequent date and we assume no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise.

ANCESTRY.COM LLC

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	March 31, 2014	December 31, 2013
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$121,503	$86,554
Restricted cash	52,265	60,740
Accounts receivable, net of allowances of $661 and $605 at March 31, 2014 and December 31, 2013, respectively	10,717	11,382
Income tax receivable	4,720	3,285
Deferred income taxes	14,224	20,350
Prepaid expenses and other current assets	10,889	11,530

Total current assets	214,318	193,841
Property and equipment, net	37,009	37,613
Content database costs, net	273,659	272,758
Intangible assets, net	379,684	416,735
Goodwill	948,283	948,283
Other assets	34,115	35,512

Total assets	$1,887,068	$1,904,742

LIABILITIES AND MEMBER’S INTERESTS
Current liabilities:
Accounts payable	$13,824	$12,575
Accrued expenses	56,039	51,923
Acquisition-related liabilities	52,165	60,640
Deferred revenues	152,561	137,864
Current portion of long-term debt	36,796	36,760

Total current liabilities	311,385	299,762
Long-term debt, net	861,049	869,620
Deferred income taxes	165,176	185,553
Other long-term liabilities	9,477	9,110

Total liabilities	1,347,087	1,364,045
Commitments and contingencies
Member’s interests:
Member’s interests	694,733	693,072
Accumulated deficit	(154,752)	(152,375)

Total member’s interests	539,981	540,697

Total liabilities and member’s interests	$1,887,068	$1,904,742

ANCESTRY.COM LLC

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(in thousands)

	Three Months Ended
	March 31,
	2014	2013
	(unaudited)
Revenues:
Subscription revenues	$137,194	$113,774
Product and other revenues	16,452	9,748

Total revenues	153,646	123,522
Costs of revenues:
Cost of subscription revenues	23,368	20,733
Cost of product and other revenues	11,313	6,741

Total cost of revenues	34,681	27,474

Gross profit	118,965	96,048
Operating expenses:
Technology and development	24,565	20,517
Marketing and advertising	45,205	36,958
General and administrative	14,214	11,819
Amortization of acquired intangible assets	37,051	46,386

Total operating expenses	121,035	115,680

Loss from operations	(2,070)	(19,632)
Interest expense, net	(17,391)	(22,008)
Other income (expense), net	19	(551)

Loss before income taxes	(19,442)	(42,191)
Income tax benefit	17,065	20,764

Net loss	$(2,377)	$(21,427)

Comprehensive loss	$(2,377)	$(21,427)

ANCESTRY.COM LLC

	Three Months Ended
	March 31,
	2014	2013
	(unaudited)
Reconciliation of Non-GAAP revenues to total revenues (in thousands):
Total revenues	$153,646	$123,522
Non-cash revenue adjustment (1)	—	11,500

Non-GAAP revenues	$153,646	$135,022

	Three Months Ended
	March 31,
	2014	2013
	(unaudited)
Reconciliation of adjusted EBITDA and free cash flow to net loss (in thousands): (2)
Net loss	$(2,377)	$(21,427)
Non-cash revenue adjustment (1)	—	11,500
Interest expense, net	17,391	22,008
Other (income) expense, net	(19)	551
Income tax benefit	(17,065)	(20,764)
Depreciation	5,099	3,773
Amortization	44,137	52,893
Stock-based compensation expense	1,806	446

Adjusted EBITDA	$48,972	$48,980

Capitalization of content database costs	(7,986)	(4,753)
Purchase of property and equipment	(4,495)	(3,523)
Cash paid for interest	(6,922)	(11,781)
Cash received for income taxes	2,597	21,768

Free cash flow	$32,166	$50,691

(1)	Represents non-cash adjustments to revenue or the revenues that would have been recognized, except for the write-down of deferred revenue to fair value as a result of the application of purchase accounting for the Transaction.
(2)	Net loss and therefore adjusted EBITDA and free cash flow for the three months ended March 31, 2014 include $0.9 million of professional service fees related to litigation and costs associated with the return of capital transaction declared in February 2014 by our Parent. For the three months ended March 31, 2013, net loss, adjusted EBITDA and free cash flow include $1.1 million of professional services related to litigation and costs associated with reorganizing our corporate structure.

ANCESTRY.COM LLC

TOTAL SUBSCRIBERS AND NET SUBSCRIBER ADDITIONS

(in thousands)

	Three Months Ended
	March 31,	December 31,	March 31,
	2014	2013	2013
Total subscribers	2,161	2,140	2,096
Net subscriber additions	21	(35)	80

Contact:

Media:	Investors:
Heather Erickson	Mike Houston
herickson@ancestry.com	mhouston@ancestry.com
(801) 705-7104	(801) 705-7942